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                             GRANT THORNTON LLP   Accountants and
                                                  Management Consultants

                                                  The U.S. Member Firm of
                                                  Grant Thornton International



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Gabelli ABC Fund,
  a Series of Gabelli Investor Funds, Inc.

We hereby consent to the incorporation in the Statement of Additional Information constituting part of this Amendment No. 4 to the Registration Statement on Form N-1A of our report dated February 5, 1995 accompanying the financial statements.

We also consent to the use of our name under the heading "Independent Auditors" in the prospectus.



/s/ GRANT THORNTON LLP

    Grant Thornton llp

New York, NY
October 6, 1995